Exhibit 23.1

Onestop Assurance PAC

Co. Registration No.: 201823302D

10 Anson Road #21-14

International Plaza

Singapore, 079903

Email: audit@onestop-audit.com

Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-) under the Securities Act of 1933 of our report dated May 22, 2026 which includes an explanatory paragraph as to the ability to continue as a going concern, with respect to the consolidated balance sheets of Global Interactive Technologies, Inc. (formerly as “Hanryu Holdings, Inc.) and its subsidiaries as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ OneStop Assurance PAC

OneStop Assurance PAC

Singapore

July 29, 2026